                                                                    EXHIBIT 10.9

                        COMMON STOCK PURCHASE OPTION 0001
                      and amendment to Employment Agreement
                                  June 20, 2000

         THIS AGREEMENT ENTERED INTO this 20th day of June, 2000, by and between North American DataCom, Inc. ("NADA"), a Delaware corporation, and David A. Cray, ("Employee") an adult, resident citizen of Lauderdale County, Alabama, and employee of NADA. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         Grant of Option. NADA hereby grants to Employee an option to purchase, upon the terms and conditions set forth herein, Two Hundred and Fifty Thousand (250,000) shares of the common stock of NADA for the sum of $3.00 per share, as said shares are available under the provisions of the non-public offering exemption as provided in the U.S. Securities Act of 1933 (and Regulation D or applicable Regulation as mutually agreed).

         Adjustment of Option Shares. If the outstanding common shares of NADA are changed into or exchanged for a different number or kind of shares or other securities of another corporation, whether through reorganization, recapitalization, shares split up, combination of sales, merger or consolidation, there shall be substituted for each common share of NADA then subject to this option the number and kinds of shares of other securities which each such outstanding common share is so changed or for each such share as exchanged. Thereafter, the words "common shares of NADA" shall mean such substituted shares or other securities and the option price of $.087 for each common share of NADA as specified in paragraph 1 shall apply to and be the option price for all the shares or other securities substituted for each such common share of NADA.

         Time of Payment for Shares. The option price of the shares to be purchased pursuant to each exercise of the option shall be paid in full in cash or certified funds at the time of such exercise of the option.

         Time for Exercise of Option. The rights represented by this Option are exercisable by Employee in the following increments:


         From 1/1/01 to 12/31/01                    100,000 Shares
         From 1/1/02 to 12/31/02                    100,000 Shares
         From 1/1/03 to 12/31/03                     50,000 Shares

         In no event shall Employee be permitted to exercise this Option after December 31, 2003. Exercise of said options are subject to and conditioned upon Employee's continued status as an employee in good standing of NADA or its affiliates. The terms of this agreement shall inure to the benefits to the employee's successors in interest.

         Method of Exercising Option. At least five (5) days prior to the date upon which any portion of the option is to be exercised, Employee shall deliver to NADA an Option Subscription in the form annexed hereto, duly executed. Upon receipt by NADA of a properly executed Option Subscription, together with the payment as directed herein, NADA will cause to have issued the appropriate number of common shares.

         Payment and Delivery of Shares. Employee shall, at the date and time specified in such Option Subscription, deliver a bank, cashier's or treasurer's check or checks in the amount of the option price for the shares in respect to which the option is being exercised. Such delivery shall be made to NADA at such place as is designated by Employee in the Option Subscription and all checks shall be drawn to the order of NADA. Within ten (10) business days of such payments, NADA shall delivery to Employee, duly endorsed in proper form for transfer, certificates representing the common shares of NADA in respect of which the option is being exercised.

         Notices. All notices and other communications provided hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first class, postage pre-paid:


         (a)      If to NADA at:                    Tri-State Commerce Park
                                                    Building 1000
                                                    751 County Road 989
                                                    Iuka, Mississippi 38852

         (b)      If to Employee at:

         Miscellaneous. This Agreement shall be effective as the date hereof, and unless sooner terminated, shall remain in effect until December 31, 2003. No modification or amendment to this Agreement shall be effective unless in writing and signed by the parties. This Agreement shall be construed in accordance with the laws of the State of Delaware.

         Amendment and Restatement of Option Agreement; Amendment to Employment Agreement. The options under this Agreement are issued pursuant to Section 6(c) of that Employment Agreement dated April 1, 2000 between NADA and Employee, and the exercise price referenced in Section 6(c) of the said Employment Agreement is hereby amended and modified to be $3.00 per share. This Agreement amends, restates and replaces the Common Stock Purchase Option No. 0001 dated as of June 20, 2000 between Employer and Employee regarding the subject matter hereof.

         IN WITNESS WHEREOF the parties have caused this Agreement to execute as of the day and year first above written.

NADA:                                                EMPLOYEE:


By:
     -----------------------------------             ---------------------------
                                                     David A. Cray
Title:
      ----------------------------------

                               OPTION SUBSCRIPTION


To:               Treasurer
                  North American DataCom, Inc.
                  751 CR 989
                  Iuka, MS 38852

         The undersigned, the holder of the attached Option No. 0001, hereby elects to exercise the conversion rights represented by said Option, and to purchase thereunder, _________ shares of common stock of North American DataCom, Inc., and hereunder submits a true and complete copy of Option No. ______, and requests that the certificates for such shares be issued in the name of and be delivered to the undersigned, whose address is _______________________, and whose social security number or tax identification number is
________________________.




                                             ----------------------------------
                                             Option Holder

Sworn to before me this
Day of                ,


--------------------------
Notary Public